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                                                                 EXHIBIT 10.19



                             NEXTWAVE TELECOM INC.

                             SERIES B COMMON STOCK

                                      and

                   WARRANTS TO PURCHASE SERIES B COMMON STOCK

                                      and

                         ISSUANCE OF CONVERTIBLE NOTES

                             SUBSCRIPTION AGREEMENT


NextWave Telecom Inc.
5355 Mira Sorrento Place, Suite 100
San Diego, California 92111
Attn.:  Mr. Allen Salmasi, Chief Executive Officer

     Ladies and Gentlemen:

     1. Purchase. Subject to the conditions precedent set forth in Section 2 of this Agreement (this "Agreement") and other terms and conditions set forth herein and in that certain Amended and Restated Escrow Agreement (the "Escrow Agreement"), the undersigned investor (the "Investor") hereby irrevocably subscribes to purchase for an aggregate purchase price of $ 5,000,000 (i) 1,666,666 shares of the Series B Common Stock ($0.0001 par value) (the "Series B Shares") of NextWave Telecom Inc., a Delaware corporation ("NextWave" or the "Company") and (ii) Warrants exercisable into shares of Series B Common Stock ($0.0001 par value) of the Company exercisable at $3.00 per Share (the "Series B Warrants"), the exact number of warrants to be equal to Investor's pro-rata portion of a five million Warrant pool to be divided among Investors who execute a Subscription Agreement after December l, 1995, but prior to the completion of the Auction (as defined below). On or before the completion of the Auction (the "Closing Date"), the Investor will tender the total purchase price via wire transfer to the escrow account established pursuant to the Escrow Agreement. All terms not defined herein shall have the meanings ascribed to them in the Escrow Agreement. Subject to compliance with (i) the Hart-Scott-Rodino Antitrust Improvements Act, 15 U.S.C. Section 18a (the "HSR Act") and (ii) Section 310(b) of the Communications Act of 1934, as amended, 47 U.S.C. Section 310(b), and rules or regulations promulgated thereunder by the Federal Communications Commission ("FCC") restricting the aggregate interest in the capital stock of the Company which may be held by foreign investors, restricting the percentage of equity any one investor may hold in the Company and


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restricting alien participation as officers and directors of the Company
(collectively, the "FCC Restrictions"), the Company will deliver certificates representing the Series B Shares and, if applicable, the Series B Warrants, within ten (10) business days of the date the Company receives a license(s) from the FCC which satisfies the Escrow Disbursement Contingencies set forth in the Escrow Agreement and the funds are disbursed to the Company by the Escrow Agent (the "Stock Issuance Date"). The exact number of Series B Shares which the Company will issue and the timing of such issuance shall be governed by
Section 3 hereof. A copy of the Amended and Restated Escrow Agreement, which may be amended from time to time, is attached hereto as Exhibit "A" and incorporated herein by this reference. In addition, certain conditions regarding FCC matters are attached hereto as Exhibit "B" and incorporated herein by this reference.

     The Investor understands that none of the securities (collectively, the "Securities") will be registered or qualified under any Federal or state securities laws, in reliance upon exemptions therefrom. In order to ensure that the offer and sale of the Securities are exempt from registration or qualification, the Company will rely in part on the representations and warranties which the Investor makes in this Agreement. Accordingly, the Investor makes the following representations for the purposes of inducing the Company to permit the Investor to acquire the Securities for which the Investor subscribes.

THE INVESTOR ACKNOWLEDGES THAT THE COMPANY RESERVES THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION IN ITS SOLE DISCRETION, IN WHOLE OR IN PART.

     2. Conditions Precedent. The Investor acknowledges that the Company intends to bid for a Personal Communications Services ("PCS") license(s) during the C-block auction administered by the FCC (the "Auction"). The Investor has agreed to advance certain funds (the "Funds") to the Company to be held and used pursuant to the terms of the Escrow Agreement. In the event (i) the Company does not receive a PCS license from the FCC, (ii) the Escrow Disbursement Contingencies set forth in the Escrow Agreement are not satisfied in the manner set forth therein and the failure to satisfy such Escrow Disbursement Contingencies is not waived by Investor or (iii) the HSR waiting period has not expired or been earlier terminated within 180 days of Investor's filing all required documents with the Federal Trade Commission ("FTC"), if any, then this subscription shall be null and void, and the Investor's Funds shall be returned to it in accordance with the terms of the Escrow Agreement.

     3. Compliance with FCC Restrictions. Notwithstanding anything contained herein to the contrary, no shares of Series B Common Stock or

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Series B Warrants shall be issued to Investor by the Company if such issuance would cause the Company to violate the FCC Restrictions. The Company shall make a determination on the Stock Issuance Date and from time to time thereafter of the number of Series B Shares the Company may issue to foreign investors without violating the FCC Restrictions (the "Maximum Foreign Shares"). Investor agrees that Company may rely on advice of FCC counsel in order for the Company to determine the Maximum Foreign Shares. In the event the Company receives subscriptions to purchase Series B Shares from foreign investors in excess of the Maximum Foreign Shares, the Company shall issue Series B Shares to foreign investors as determined below:

        (i) The Company shall issue, or shall reserve for issuance subject to expiration of the HSR waiting period or early termination thereof, on a pro-rata basis to the foreign investors who executed Subscription Agreements prior to the commencement of the Auction (the "Initial Foreign Investors"), the lesser of (i) the Maximum Foreign Shares or (ii) the aggregate number of Series B Shares for which such Initial Foreign Investors have subscribed prior to commencement of the Auction. The aggregate number of Series B Shares for which the Initial Foreign Investors have subscribed shall be referred to herein as the "Initial Foreign Subscription". In the event there are insufficient Maximum Foreign Shares to allow the Company to issue to the Initial Foreign Investors all of the shares comprising the Initial Foreign Subscription, the Company shall issue to each Initial Foreign Investor a Convertible Note in substantially the form attached hereto as Exhibit "C" and incorporated herein by this reference (the "Convertible Note") in an amount which, upon conversion, at the subscription price, would cause each Initial Foreign Investor to receive, when combined with the Maximum Foreign Shares previously issued to each Initial Foreign Investor, all of the Series B Shares for which such Initial Foreign Investor has subscribed. The Initial Foreign Investors' Convertible Notes shall convert automatically on a pro-rata basis with each other Initial Foreign Investor as Maximum Foreign Shares become available;

        (ii) After the Company has issued all of the Shares comprising the Initial Foreign Subscription, the Company shall issue, or shall reserve for issuance subject to expiration of the HSR waiting period or early termination thereof, on a pro-rata basis to the foreign investors who executed Subscription Agreements subsequent to the commencement of the Auction (the "Secondary Foreign Investors"), the lesser of (i) the remaining Maximum Foreign Shares or
(ii) the aggregate number of Series B Shares for which such Secondary Foreign Investors have subscribed prior to completion of the Auction. The aggregate number of Series B Shares for which the Secondary Foreign Investors have subscribed shall be referred to herein

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as the "Secondary Foreign Subscription."  In the event there are insufficient remaining Maximum Foreign Shares to allow the Company to issue to the Secondary Foreign Investors all of the shares comprising the Secondary Foreign Subscription, the Company shall issue to each Secondary Foreign Investor a Convertible Note in an amount which, upon conversion at the subscription price, would cause each Secondary Foreign Investor to receive, when combined with the Maximum Foreign Shares previously issued to each Secondary Foreign Investor, all of the Series B Shares for which such Secondary Foreign Investor has subscribed. The Secondary Foreign Investors' Convertible Notes shall convert automatically on a pro-rata basis with each other Secondary Foreign Investor as Maximum Foreign Shares become available, but only after the Initial Foreign Investors have received all of the Series B Common Stock for which they subscribed.

     4. Review of Risk Factors. BY EXECUTION OF THIS AGREEMENT, THE INVESTOR ACKNOWLEDGES HAVING READ, UNDERSTOOD AND AGREED TO THE PROVISIONS CONTAINED HEREIN AND IN THE RISK FACTORS SUMMARY (THE "RISK FACTORS SUMMARY") OF THE COMPANY CONTAINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED DECEMBER 1995 ("MEMORANDUM"). THE INVESTOR FURTHER ACKNOWLEDGES AND AGREES THAT THE RISK FACTORS CONTAINED IN THE RISK FACTORS SUMMARY ARE NOT INTENDED TO REPRESENT A COMPLETE LIST OF THE RISKS ASSOCIATED WITH INVESTMENT IN THE COMPANY AND THAT THE INVESTOR, EITHER INDEPENDENTLY OR WITH THE ASSISTANCE OF THE INVESTOR'S ADVISORS, IS CAPABLE OF EVALUATING AN INVESTMENT IN THE COMPANY.

     5. Representations and Warranties.

        (1) The Investor makes the following representations and warranties to the Company.

            5.1.1 The Investor has received and reviewed carefully the Memorandum relating to the Securities;

            5.1.2 The Investor has had a reasonable opportunity to conduct comprehensive due diligence and to ask questions of and receive answers from the Company and its officers, and all such questions have been answered to the full satisfaction of the Investor. At no time was the Investor presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising.

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            5.1.3 The Investor has the knowledge and experience in the
Company's lines of business and in general financial and business matters so as to enable it to evaluate the merits and risks of the investment represented by the Securities. The Investor recognizes that an investment in the Securities involves special risks, including, but not limited to, those set forth in the Risk Factors Summary.

            5.1.4 The Investor is acquiring the Securities that the Investor has specified solely for the Investor's own account, or for one or more fiduciary accounts for which the Investor has sole investment discretion. The Investor is acquiring such Securities without a view to, and not for resale in connection with, a distribution of the Securities within the meaning of the Securities Act of 1933, as amended ("1933 Act"). The Investor hereby covenants and agrees that the Investor shall not sell any of the Securities in violation of the 1933 Act.

            5.1.5 The Investor understands that the Company is neither currently required to file reports with, nor does it currently intend to register with, the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"). The Investor further understands that, except as set forth in that certain Shareholders' Rights Agreement dated effective November 30, 1995, the Company has not represented that it will and does not agree to register any or all of the Securities for distribution in accordance with the 1933 Act, and has not represented that it will and does not agree to comply with any exemption under the 1933 Act with respect to the resale or other transfer for consideration of the Securities.

            5.1.6 The Investor understands that the Securities are not being registered under the 1933 Act or qualified under any state securities laws, including the California and Delaware securities laws. In this regard, the Investor further understands that neither the California Commissioner of Corporations nor the Delaware Corporations Administrator has made a finding or determination relating to the fairness for investment of the Securities and that neither the Commissioner nor the Administrator has or will recommend or endorse the Securities. The Investor agrees not to transfer any of the Securities unless such transfer has been registered under the 1933 Act and qualified under applicable state securities laws, or unless, in the opinion of transferor's counsel satisfactory to the Company, such a transaction is exempt from registration under the 1933 Act and qualification under any applicable securities laws. The Investor understands that the availability of an exemption in the future will depend in part on circumstances outside of the control of the Investor.

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            5.1.7 The Investor acknowledges and agrees that certificates representing the Securities will bead legends restricting transferability and agrees to comply in all respects with the transfer. The Investor understands that such legends will read substantially as follows:

     "THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT") OR THE SECURITIES OR BLUE SKY LAWS OF CALIFORNIA OR DELAWARE OR ANY OTHER STATE AND MAY NOT BE OFFERED AND SOLD UNLESS REGISTERED AND/OR QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE OR BLUE SKY LAWS, OR (B) THE ISSUER SHALL BE REASONABLY SATISFIED THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED."

     "ANY SALE, ENCUMBRANCE, PLEDGE, GIFT OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, OR THE TRANSFER OF ANY INTEREST IN THOSE SHARES, OF WHATEVER SOURCE OR NATURE, IS RESTRICTED BY THE PROVISIONS OF THAT CERTAIN SHAREHOLDERS' RIGHTS AGREEMENT DATED NOVEMBER 30, 1995, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY AND THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN BY THIS REFERENCE."

            5.1.8 The Investor understands that there is no public market for resale of the Securities. The Investor understands that a market may never develop. As a consequence, the Investor understands that the Investor may not be able to liquidate the Investor's investment in the Securities, even in the event that the Investor may suffer financial or other emergency. The Investor also understands that, for the foregoing reasons, the Securities may not be readily accepted as collateral for a loan.

            5.1.9 The Investor further certifies and acknowledges as follows:

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                  (a) The Investor has adequate means of providing for the
Investor's current needs and possible personal contingencies, and the Investor has no need for liquidity of the Investor's investment in the Securities;

                  (b) The Investor has a net worth sufficient to bear the risk of losing the Investor's entire investment; further, each and every representation set forth herein, and in the Purchaser Questionnaire and the Selection of Purchaser Representative form, which have been executed by the Investor, are true and correct; and

                  (c) The Investor does not have an overall commitment to non-readily marketable investments which is disproportionate to the Investor's net worth and the investment subscribed for herein will not cause such overall commitment to become excessive.

           5.1.10 The address set forth herein is the Investor's true and correct residence, and the Investor has no present intention of becoming a resident of any other state or jurisdiction.

           5.1.11 The Investor acknowledges and is aware that the Company has only limited financial and operating history and that the Securities are speculative investments which involve a high degree of risk of loss by the Investor of the Investor's entire investment in the Company.

           5.1.12 It has never been guaranteed or warranted to the Investor by the Company, its officers or directors or by any other person, expressly or by implication that:

                  (a) The Investor will be required to remain an Owner of Securities any approximate or exact length of time;

                  (b) THE INVESTOR WILL RECEIVE ANY APPROXIMATE OR EXACT AMOUNT OF RETURN OR OTHER TYPE OF CONSIDERATION, PROFIT OR

                  (c) The past performance or experience on the part of the Company, any director, officer or any affiliate, will in any way indicate or predict the results of the ownership of Securities or of the overall success of the Company.

           5.1.13 The Investor understands that the Company is soliciting only a select number of accredited investors with respect to the sale of the Securities. The Investor has not and will not, except at the express request of the Company, permit any person, other than the Investor's spouse, if any, attorney, accountant and purchaser representative, to review any

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           5.1.14 If the Investor is more than one person, the obligations of the Investor shall be joint and several, and the representations and warranties herein contained shall be deemed to be made by and be binding upon such person, and ownership of the Securities subscribed for by the Investor shall be as set forth on the signature page hereto.

           5.1.15 If the Investor is the trustee of a revocable inter vivos trust, the Investor represents that he is the sole and true party in interest and is acquiring the Securities for the account of a revocable trust of which he and/or other members of his immediate family are the sole beneficiaries during his or their lifetime(s).

           5.1.16 In the event that the Investor is a corporation or limited liability company, the Investor: (1) is authorized and otherwise duly qualified to purchase and hold the Securities; (2) has its principal place of business at its residence address set forth on the signature page hereof, (3) has not been formed for the specific purpose of acquiring the Securities; and
(4) has submitted and executed all documents required pursuant to this Agreement. The person executing this Agreement and all other documents related to the offering hereby represents that person is duly authorized to execute all such documents on behalf of the entity.

           5.1.17 In the event that the Investor is a trust, the Investor: (1) is authorized and otherwise duly qualified to purchase and hold the Securities;
(2) has its principal place of business at its residence address set forth on the signature page hereof; (3) has not been formed for the specific purpose of acquiring the Securities; and (4) has submitted and executed all documents required pursuant to the Certificate for Trust and Joint Purchasers and Special Subscription Instructions. The person executing this Agreement and all other documents related to the offering hereby represents that such person is duly authorized to execute all such documents on behalf of the entity. IF THE INVESTOR IS ONE OF THE AFOREMENTIONED ENTITIES, IT HEREBY AGREES TO SUPPLY ANY ADDITIONAL WRITTEN INFORMATION THAT MAY BE REQUIRED BY THE COMPANY.

           5.1.18 If there should be any adverse change in the representations and information set forth herein prior to the Company's acceptance or rejection of this subscription, the Investor will immediately notify the Company of such change.

           5.1.19 The Investor realizes that this Agreement does not constitute an offer by the Company to sell the Securities, but is merely a request for information. The Investor understands that the Company reserves the right to reject subscriptions in whole or in part.

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           5.1.20 The Investor represents that the only consideration given for payment for the Securities is as set forth in the first paragraph of this Agreement.

           5.1.21 At the request of the Company, the Investor will promptly execute such other instruments or documents as may be reasonably required in connection with the purchase of the Securities. The Investor hereby agrees that the representations and warranties set forth in this Agreement shall survive the acceptance hereof by the Company, shall be binding upon the heirs, executors, administrators, successors, and assigns of the Investor, but this subscription is not voluntarily transferable or assignable by the Investor. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

       (2) The Company makes the following representations and warranties to the
Investor:

           5.2.1 Organization and Standing, Certificate and Bylaws. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company has furnished Investor or its counsel with copies of its Restated Certificate of Incorporation and its Bylaws, as amended to the date hereof. Said copies are true, correct, and complete and contain all amendments through the date hereof. The Company has filed all documents necessary for the Company to be qualified to do business in each state where such qualification is required.

           5.2.2 Capitalization. The authorized capital stock of the Company, immediately prior to the Closing, will consist of 200,000,000 shares of Common Stock, $0.0001 par value, 30,000,000 shares of Common Stock will be designated Series A Common Stock, 120,000,000 shares of Common Stock will be designated Series B Common Stock and 1,019,444 shares of Common Stock will be designated Series C Common Stock. 48,980,556 shares of Common Stock shall be undesignated. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding shares of Series B Common Stock and Series C Common Stock, if any, have been duly and validly issued in compliance with all applicable federal and state securities laws.

           5.2.3 Subsidiaries. Except for NextWave Personal Communications Inc., a Delaware corporation, and TELE*Code Inc., a Delaware corporation, the Company has no subsidiaries. The Company does not presently own or control, directly or indirectly, any equity interest in any

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other corporation, association or business entity.  Except as set forth in
Schedule 4.2.3, each subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

           5.2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all the Company's obligations hereunder, subject to compliance with the HSR Act and Section 310(b) of the Communications Act of 1934, and for the authorization, issuance, sale and delivery of the Securities has been taken or will be taken prior to such sale and delivery. This Agreement, when executed and delivered, shall constitute valid and legally binding obligations of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies.

           5.2.5 Validity of Securities. The sale of the Securities is not and will not be subject to any preemptive rights or rights of first refusal that have not been waived and, when issued, sold and delivered in compliance with the provisions of this Agreement and the Restated Certificate of Incorporation of the Company, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws and the rules and regulations of the FCC as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

           5.2.6 Rights in Proprietary Information.  Except as set forth in
Schedule 4.2.6., the Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks or other proprietary rights of any other person or entity, nor does the Company have reason to believe that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, or other proprietary rights of any person or entity. The Company has sufficient right to proprietary information, other than an FCC license, to conduct its business as currently contemplated.

           5.2.7 Material Contracts and Agreements.  Except as set forth in
Schedule 4.2.7., and excluding obligations described in Section 4.2.8 below, neither the Company nor its subsidiaries has any material contract, agreement, lease, or other commitment, written or oral, absolute or contingent for which the Company is obligated to pay in excess of Seventy-

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Five Thousand Dollars ($75,000).  All material contracts, agreements, and instruments to which the Company is a party are valid and binding and in full force and effect in all material respects, and the Company is not in, and to the best of the Company's knowledge, no other party thereto is in material breach thereof.

           5.2.8 Obligations to Related Parties. Set forth on 4.2.8 is a schedule of (a) all of the obligations of the Company and its subsidiaries to all officers, directors, shareholders, and employees of the Company, including any member of their immediate families (other than normal accrued wages and travel expense vouchers) and (b) all of the obligations of the Company's officers, directors, shareholders, and employees, including any member of their immediate families (other than expense advances made in the ordinary course of the Company's business) to the Company, which schedule is complete and correct in all material respects at the date of this Agreement.

           5.2.9 Conduct of Business; Liabilities. The Company is not in default under, and no condition exists that with notice or lapse of time would constitute a default of the Company under (i) any mortgage, loan agreement, evidence of indebtedness, or other instrument evidencing borrowed money to which the Company is a party or by which the Company or the properties of the Company are bound or (ii) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely the business, financial condition, or results of operations of the Company taken as a whole.

           5.2.10 Financial Statements. The Company has furnished investor its unaudited consolidated balance sheet as of November 17, 1995 and its unaudited consolidated statements of income, changes in stockholders' equity and cash flow for the period from the inception of the Company through the date thereof. All such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified and present fairly the financial position of the Company and its Subsidiaries as of such date and the results of the operations of the Company and its Subsidiaries for such period. As of the date of such financial statements, there are no liabilities, contingent or otherwise, not disclosed in such financial statements that involve a material amount.

           5.2.11 Compliance with Other Instruments. The Company is not in violation of any term of its Restated Certificate of Incorporation or Bylaws or any statute, rule or regulation applicable to the Company. The execution, delivery, and performance of and compliance with this Agreement, and the issuance and sale of the Securities pursuant hereto, will not result in any violation of any term of the Restated Certificate of

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Incorporation or Bylaws of the Company, or any material mortgage, indenture, contract, agreement, instrument, judgment, decree or order, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company; and there is no term of the Restated Certificate of Incorporation or Bylaws of the Company or any material mortgage, indenture, contract, agreement, instrument, judgment, decree or order which materially adversely affects, or, so far as the Company may now reasonably foresee, in the future may materially adversely affect the business, prospects, conditions, affairs, or operations of the Company or any of its properties or assets.

           5.2.12 Offering. Assuming the accuracy of the representations and warranties of the Investor, the offer, issue, and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the 1933 Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

           5.2.13 Permits. Except for licenses and/or permits required under applicable FCC rules and regulations, the Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as it is now being conducted, the lack of which could materially and adversely affect the business, properties, prospects, condition (financial or otherwise), assets or operations of the Company, and believes it can obtain without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

           5.2.14 Litigation. There is no action, suit, proceeding, investigation pending or currently threatened against the Company that questions the validity of this Agreement, the Subscription Documents or the right of the Company to enter into such agreements or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the business, assets, business properties, prospects, condition (financial or otherwise) or operations of the Company, or in any material change in the current equity ownership of the Company, the foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the

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Company or its proposed business.  The Company is not a party to, or to the best of its knowledge, named in any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding by the Company currently pending.

           5.2.15 Employee Salaries. The Company has agreed to pay its employees salaries in the amounts set forth in Schedule 4.2.8.

           5.2.16 Conduct of Business. Other than attempting to arrange financing in connection with the FCC Auction, the Company has not conducted any material business prior to the date hereof, except as set forth in
Schedule 4.2.16.

           5.2.17 FCC Compliance. The Company will use its best efforts to comply with all rules and regulations promulgated by the FCC relating to the C Block Auction.

       (1) Effect of Representations. The representations and warranties made by the Company are not limited in any manner by the representations and warranties made by the Investor hereunder. The representations and warranties contained herein made by the Company and the Investor shall survive the execution and delivery of this Agreement.

    6. Affirmative Covenants. The Company agrees that unless the holders of at least 66.6% of the Series B Shares otherwise agree in writing, the Company will do the following:

           6.2.1 Corporate Rights and Facilities. Maintain and preserve its corporate existence and all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair and conduct its business in an orderly manner without voluntary interruption; and become duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction, if any where the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary.

           6.2.2 Insurance. Maintain in full force and effect at the Company's expense a policy or policies of insurance issued by insurers of recognized responsibility, insuring the Company and its properties and business against such losses and risks, and in such amounts, as are adequate for the business of the Company.

           6.2.3 Taxes and Other Liabilities. Pay and discharge before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other material liabilities at any time existing, except to the extent and so long as (i) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder and (ii) it shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto.

     7. Attorneys; Fees. If either party commences legal proceedings for any relief against the other party arising out of this Agreement, the losing party shall pay the prevailing party's legal costs and expenses, including, but not limited to, reasonable attorneys' fees as determined by the court.

     8. Additional Covenants and Representations.

        (a) The Company agrees to use its best efforts to make all filings required under any statute, rule or regulation applicable to the Company and will use its best efforts to be in compliance with any statute, rule or regulation applicable to the Company.

        (b) The Company agrees to execute the Shareholders' Rights Agreement and the Stockholders' Voting Agreement, as each may be amended from time to time, upon the satisfaction of all the conditions set forth in Exhibit "B" to the Escrow Agreement.

        (c) Except as otherwise set forth herein and excluding compliance with the HSR Act, if applicable, and Section 310(b) of the Communications Act of 1934, the Company represents that it has obtained all required consents, approvals and authorizations in connection with the issuance of the Series B Shares and Series B Warrants and the consummation of the transaction contemplated by this Agreement, excluding any consents, approvals and or authorizations which may be required by any Federal or state securities laws or any laws of any foreign jurisdiction.

        (d) The Company represents that it will present to the Company's Board of Directors for approval the employee stock option plan pursuant to which any and all options that heretofore have been or hereafter are issued to employees or officers of, or consultants to, the Company, which plan in any event (i) may not provide for the issuance of options to acquire shares of stock of the Company representing more than 12.5% of the equity of the Company on a fully diluted basis (which representation shall not be deemed violated in the event the Company has issued options to acquire less than 10,000,000 shares of Series B Common Stock), (ii) shall provide for vesting over a period of not less than five (5) years, (iii) shall provide for a performance based vesting provision, (iv) shall provide that all options granted thereunder shall be exercisable at a price approved by the Board of Directors from time to time for the shares subject thereto on the date of such grant in compliance with then applicable provisions of the Internal Revenue Code and (v) shall provide such other provisions as deemed acceptable by the Board of Directors.

        9. Acceptance. This subscription is subject to final acceptance by the Company, to be evidenced by the signature of an officer of the Company as set forth on the Agreement Signature Page.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Investor has executed this Agreement on this __ day of March, 1996.


                                        LCC, L.L.C., A Delaware Limited
                                        Liability Company



                                        By: /s/ PIYUSH SODHA
                                           ---------------------------------
                                        Its:
                                           ---------------------------------












              [INVESTOR SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

     SUBSCRIPTION ACCEPTED FOR LCC, L.L.C., A Delaware Limited Liability company )("Investor"), for the securities and on the terms set forth below:

               NO. OF SHARES OF     NO. OF WARRANTS TO PURCHASE
SHAREHOLDER  SERIES B COMMON STOCK     SERIES B COMMON STOCK      SUBSCRIPTION PRICE
- -----------  ---------------------     ---------------------      ------------------
Investor     1,666,666              Pro-rate share of                   $3.00
                                    5 million warrants,
                                    exact number to be
                                    determined



                                    NEXTWAVE TELECOM, INC.
                                    A DELAWARE CORPORATION


                                    By: /s/ Allen Salmasi
                                        -----------------------
                                        Allen Salmasi,
                                        Chief Executive Officer








               [COMPANY SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]